                                                                     EXHIBIT 2.2

                      -------------------------------------

                            SHARE PURCHASE AGREEMENT

                      -------------------------------------

                                  B E T W E E N

                       AMI SEMICONDUCTOR NETHERLANDS B.V.

                             and its Parent Company

                                       AND

                                 DSPFACTORY LTD.
                         and certain of its Shareholders

                                September 9, 2004

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                 INTERPRETATION

1.1      Defined Terms..........................................................      2
1.2      Currency...............................................................      7
1.3      Sections and Headings..................................................      7
1.4      Rules of Construction..................................................      7
1.5      Accounting Principles..................................................      8
1.6      Entire Agreement.......................................................      8
1.7      Time of Essence........................................................      8
1.8      Applicable Law; Consent to Jurisdiction................................      9
1.9      Knowledge..............................................................      9
1.10     Amendment and Waivers..................................................      9
1.11     Severability...........................................................      9
1.12     Schedules..............................................................      9

                                    ARTICLE 2
                           PURCHASE AND SALE OF SHARES

2.1      Purchase  and Sale of Shares...........................................     11

                                   ARTICLE 3
                                 PURCHASE PRICE

3.1      Purchase Price.........................................................     11
3.2      Escrow.................................................................     11

                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE COVENANTORS

4.1      Organization...........................................................     11
4.2      Authorization..........................................................     12
4.3      No Other Agreements to Purchase........................................     12
4.4      No Violation...........................................................     12
4.5      Sufficiency of Purchased Assets........................................     12
4.6      Title to Personal Property.............................................     13
4.7      Real Property Lease....................................................     13
4.8      Leased Property........................................................     13
4.9      Inventories............................................................     14
4.10     Accounts Receivable....................................................     15
4.11     Intellectual Property..................................................     15
4.12     Insurance..............................................................     17
4.13     No Expropriation.......................................................     17
4.14     Agreements and Commitments.............................................     17
4.15     Compliance with Laws; Governmental Authorizations......................     17


                                     - i -
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
4.16     Consents and Approvals.................................................     18
4.17     Books and Records......................................................     18
4.18     Litigation.............................................................     18
4.19     No Undisclosed Liabilities.............................................     19
4.20     Absence of Changes.....................................................     19
4.21     Non-Arm's Length Transactions..........................................     19
4.22     Tax Matters............................................................     20
4.23     Employment Matters.....................................................     21
4.24     Customers and Suppliers................................................     22
4.25     Product Warranties and Product Liability...............................     22
4.26     Environmental..........................................................     22
4.27     Capitalization and Share Matters.......................................     23
4.28     Full Disclosure........................................................     24
4.29     Insolvency / Over-Indebtedness.........................................     25
4.30     Professional and Social Welfare........................................     25

                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1      Organization...........................................................     25
5.2      Authorization..........................................................     26
5.3      No Violation...........................................................     26
5.4      Consents and Approvals.................................................     26

                                    ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF PARENTCO

7.1      Organization...........................................................     26
7.2      Authorization..........................................................     26
7.3      No Violation...........................................................     27
7.4      Consents and Approvals.................................................     27

                                    ARTICLE 7
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

7.1      Survival of Representations and Warranties.............................     27
7.2      Implied Warranties.....................................................     28

                                    ARTICLE 8
                                    COVENANTS

8.1      Access to the Purchased Business and Purchased Assets..................     28
8.2      Delivery of Books and Records..........................................     29
8.3      Conduct of Purchased Business Prior to Closing.........................     29

                                     - ii -

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
8.4      No Solicit.............................................................     30
8.5      Delivery of Closing Documentation......................................     30
8.6      Action by the Purchaser and the Vendor.................................     32
8.7      Actions Before Closing.................................................     32
8.8      Actions Regarding Liabilities..........................................     33

                                    ARTICLE 9
                                EMPLOYEE MATTERS

9.1      Notice to Employees....................................................     33
9.2      Employees..............................................................     33
9.3      Employee Accruals......................................................     33

                                   ARTICLE 10
                              CONDITIONS OF CLOSING

10.1     Mutual Conditions Precedent............................................     33
10.2     Conditions of Closing in Favour of the Purchaser.......................     34
10.3     Conditions of Closing in Favour of the Vendor..........................     36

                                   ARTICLE 11
                     CLOSING DATE AND TRANSFER OF POSSESSION

11.1     Place of Closing.......................................................     37
11.2     Transfer...............................................................     37
11.3     Further Assurances.....................................................     38
11.4     Risk of Loss...........................................................     38

                                   ARTICLE 12
                                 INDEMNIFICATION

12.1     Indemnification by the Covenantors.....................................     38
12.2     Indemnification by the Purchaser.......................................     40
12.3     Notice of Claim........................................................     41
12.4     First Party Claims.....................................................     41
12.5     Third Party Claims.....................................................     41
12.6     Settlement of Third Party Claims.......................................     42
12.7     Co-operation...........................................................     43
12.8     Threshold and Maximum Indemnification..................................     43
12.9     Exclusivity............................................................     43

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1     Dispute Resolution.....................................................     43
13.2     Notices................................................................     44
13.3     Construction...........................................................     45
13.4     Intentionally Left Blank...............................................     45

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
13.5     Public Announcement....................................................     45
13.6     Disclosure.............................................................     45
13.7     Expenses...............................................................     45
13.8     Confidentiality........................................................     46
13.9     Successors and Assigns.................................................     46
13.10    Counterparts...........................................................     46


                                     - iv -

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                            SHARE PURCHASE AGREEMENT

      THIS AGREEMENT is made the ninth day of September, 2004,

B E T W E E N:

                   AMI SEMICONDUCTOR NETHERLANDS B.V.
                   a corporation existing under the laws of the Netherlands,

                   (hereinafter referred to as the "Purchaser"),

                   AMIS HOLDINGS, INC.
                   a corporation existing under the laws of Delaware,

                   (hereinafter referred to as "Parentco")

                                     - and -

                   DSPFACTORY LTD.,
                   a corporation existing under the laws of the Province of Ontario ,

                   (hereinafter referred to as the "Vendor"),

                                     - and -

                   DNN HOLDINGS LTD.,
                   a corporation existing under the laws of Ontario,

                   (hereinafter referred to as "Stork"),

                                     - and -

                   SOUTHBRIDGE INVESTMENT PARTNERSHIP NO. 1,
                   a  limited  partnership   existing  under  the  laws  of  the
                   Province of Ontario,

                   (hereinafter referred to as "Southbridge"),

                                     - and -

                   MVO INVESTMENTS LTD.,
                   a corporation existing under the laws of Ontario,

                   (hereinafter referred to as "MVO").

            THIS AGREEMENT WITNESSES THAT, in consideration of the respective covenants, agreements, representations, warranties and indemnities of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINED TERMS

            For the purposes of this Agreement, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

      "ACCOUNTS PAYABLE" means all amounts in connection with the Purchased Business due and owing to traders, suppliers and other Persons, outstanding as of the Effective Time, which have been incurred, whether or not invoiced, in the ordinary course of business;

      "ACCOUNTS RECEIVABLE" means any and all accounts receivable, trade receivables, notes receivable and other receivables arising in connection with the Purchased Business;

      "AFFILIATE" means, in relation to any person, any other person that directly or indirectly controls, that is directly or indirectly controlled by, or that is under the direct or indirect common control of, such person; provided, however, that (a) where one person controls another person, any other person controlled by the first such person shall be deemed to be an Affiliate of the second such person; and (b) any corporation in respect of which any person owns beneficially, directly or indirectly, not less than 50% of such corporation's voting securities, shall be deemed to be an Affiliate of such person (for purposes hereof, "control" means, in respect of any person, the power or authority to direct, or cause the direction of, directly or indirectly, the management, policies or actions of any other person, whether through the ownership of equity securities or voting securities or by Contract or otherwise);

      "AMIS HOLDINGS" means AMIS Holdings, Inc., the Purchaser's parent company or any successor thereto (whether by amalgamation, continuance or otherwise);

      "ARBITRAL TRIBUNAL" has the meaning set out in Section 1.8;

      "ASSET PURCHASE AGREEMENT" means the asset purchase agreement entered into on the date hereof between the Covenantors, Parentco and certain Affiliates of Parentco relating to the business of the Vendor in Canada;.

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      "BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which banks are open for ordinary banking business in Toronto, Ontario and Zurich, Switzerland;

      "CLAIM" means any claim, action, demand, lawsuit or proceeding;

      "CLEANUP" means any investigation, containment, cleanup, removal or other remediation or corrective action;

      "CLOSING DATE" means the third Business Day following the issuance and entry of the Final Order (as defined in the Asset Purchase Agreement) provided that all other conditions contained in Article 10 of this Agreement have been fulfilled or waived in writing but in any event not later than November 30, 2004 unless otherwise agreed in writing by the parties;

      "CLOSING DATE PAYMENT" has the meaning set out in Section 3.1;

      "COMPANY" means dspfactory SA, a company incorporated in Switzerland, having its registered office at Champs-Montants 12a, 2074 Marin-Epagnier NE, Switzerland;

      "COMPANY EMPLOYEE PLANS" has the meaning set out in Section 9.2(a);

      "COMPANY'S AGREEMENTS" means those Contracts to which the Company is a party which each involve a yearly aggregate consideration of CHF 5,000 or more; evidence or provide for any borrowing indebtedness of the Company, excluding lease agreements; guarantee the performance, liabilities or obligations of any other person or entity; are not in the ordinary course of the business; are terminable by any third party, or which would be breached, in both cases, as a result of the transactions contemplated by this Agreement; relate to Intellectual Property Rights owned by or licensed to the Company or which relate to Intellectual Property Rights licensed, assigned, sold, transferred, or conveyed by a third party to the Company or by the Company to any third party in connection with the Business; which are concluded with or for the benefit of any Affiliate of the Vendor; or, are otherwise material to the Purchased Business, but not including Contracts associated with the COTS Software and employment Contracts.

      "COMPANY INTELLECTUAL PROPERTY" has the meaning set out in Section
      4.11(b);

      "CONSULTING AGREEMENT" has the meaning set out in Section 8.7(b);

      "CONTAMINANT" has the meaning set out in Section 4.11(k);

      "CONTRACT" means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral;

      "COTS SOFTWARE" means commercial off-the-shelf software which is generally available and subject to standard term licence agreements;

      "COVENANTORS" means, collectively, the Vendor, Stork, Southbridge, and MVO and individually means any one of them;

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      "DESIGNATED KEY EMPLOYEES" means the employees of the Company who are named in Schedule 9.2(b) as key employees;

      "DISABLING CODE" has the meaning set out in Section 4.11(k);

      "EFFECTIVE TIME" means the time on the Closing Date which is specified in the Plan of Arrangement for the completion of the transactions contemplated herein;

      "EMPLOYMENT LEGISLATION" means, all federal, cantonal and local laws, ordinances, codes, statutes, rules and regulations, orders, directives, notices, decrees or judgments rendered by, and all policies, guidelines and similar guidance of any Governmental Authority, relating to the employment by the Company of its employees;

      "ENCUMBRANCE" means any encumbrance, lien, charge, hypothecation, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, right of set-off, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

      "ENVIRONMENTAL LAWS" means all federal, cantonal and local laws, ordinances, codes, statutes, rules and regulations, orders, directives, notices, decrees or judgments rendered by, and all policies, guidelines and similar guidance of any Governmental Authority, relating to (i) the protection of the environment; (ii) pollution; (iii) the Release, threatened Release, Cleanup or manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Substances; or (iv) worker and public health and safety;

      "ENVIRONMENTAL PERMITS" means all licences, permits, approvals, consents, certificates, registrations or other authorizations required under Environmental Laws;

      "FINANCIAL STATEMENTS" mean the audited financial statements (consisting of the income statement, the balance sheet and notes to the financial statements) and the annual report of the Company for the business periods ended on the last day of February 2002, 2003 and 2004;

      "FIRST PARTY CLAIM" has the meaning set out in Section 12.3;

      "GOVERNMENTAL AUTHORITY" means any national, federal, state, county, municipal, cantonal, district or local government or government body, or any public administrative or regulatory agency, political subdivision, commission, court, board or body, or representative of any of the foregoing, foreign or domestic, of, or established by any such government or government body which has authority in respect of a particular matter or any quasi-governmental body having the right to exercise any regulatory authority thereunder;

      "HAZARDOUS SUBSTANCES" means any substances, chemicals, materials or wastes that are toxic or hazardous or any pollutant or contaminant which is now or hereafter restricted, regulated, prohibited or penalized by any Environmental Laws; "Hazardous Substances" specifically includes asbestos-containing materials, radioactive materials and petroleum and its fractions;

      "INDEMNIFIED PARTY" means a person seeking indemnification as set out in
      Section 12.2;

      "INDEMNIFYING PARTY" means a person providing indemnification as set out in Section 12.2;

      "INTELLECTUAL PROPERTY" means industrial and intellectual property, including all:

            (a) trade secrets, confidential information and confidential know-how, including all unpatented inventions, customer and supplier lists, formulae, processes, technology, inventor's notes, unpublished studies and data, research designs, research results and notes, prototypes, drawings, design and construction specifications, production, operating and quality control manuals, marketing strategies, and current or proposed business opportunities;

            (b)   copyrights, including all copyrights in software;

            (c)   industrial designs, design patents and other designs;

            (d)   integrated circuit topography rights;

            (e)   patents; and

            (f) trade-marks, including both registered and unregistered trade-marks and service marks, designs, logos, indicia, distinguishing guises, trade dress, trade names, business names, internet domain names, any other source or business identifiers and fictitious characters, and all goodwill associated with the foregoing, and all registrations, applications for registration, reissues, extensions, renewals, divisions, continuations, continuations-in-part, proprietary information, documentation, licences, registered user agreements and other agreements relating to the foregoing;

      "LEASES" has the meaning set out in Section 4.7;

      "LEASED PROPERTY" has the meaning set out in Section 4.7;

      "LOSSES", in respect of any matter, means all Claims, losses, damages, obligations, liabilities, deficiencies, fines, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising, directly or indirectly, as a result of such matter (but excluding any consequential losses);

      "PENSION FUND" has the meaning set out in Section 4.30;

      "PERMITS" has the meaning set out in Section 4.15;

      "PERMITTED ENCUMBRANCES" means:

                  (a) liens for taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

                  (b) inchoate liens claimed or held by any Governmental Authority or a public utility in respect of the payment of taxes or utilities not yet due and payable; and

                  (c)   the Encumbrances described in Schedule 4.6;

      "PERSON" or "PERSON" means an individual, firm, corporation, limited liability company, syndicate, partnership, trust, association, joint venture, unincorporated organization, Governmental Authority or other legal or business entity;

      "PLAN OF ARRANGEMENT" has the meaning set out in the Asset Purchase Agreement;

      "PREMISES" has the meaning set out in Section 4.8;

      "PURCHASED BUSINESS" means the business carried on by the Company prior to the Effective Time, consisting primarily of the development, and also of the marketing and sale of ultra-miniaturized, ultra-low power, software-programmable digital signal processing products;

      "RELEASE" means any release, spill, emission, discharge, disposal, dispersal, leaching or migration into the indoor or outdoor environment;

      "SALE SHARES" means the entire outstanding share capital of the Company as set out in certified extract of the commercial register of the Canton of Neuchatel showing the capital increase in accordance with Section 10.1(d) of this Agreement;

      "SOCIAL SECURITY CONTRIBUTIONS" shall mean the mandatory contributions to the old-age pension insurance scheme (AHV), pension fund scheme (BVG), invalidity insurance (IV), loss of salary insurance (EO) and unemployment insurance (ALV), or any equivalent or similar contributions and any other social security contributions (including accident and health insurance contributions as the case may be) applicable in the jurisdictions in which the Company does business, together with any interest or any penalty imposed by any social security authority with respect thereto;

      "SYSTEMS" means: (a) all computer systems, hardware, equipment and peripherals and all computer software and files used by the Company, including the Third Party Software Licences; and (b) all process controls, environmental controls and any other support systems used by the Company which employ, store or process date/time information in electronic form, which are used in the operation of the Purchased Business as currently carried on and are either owned or controlled by the Vendor or the Company;

      "TAX" or "TAXES" means all taxes, charges, fees, levies or other assessments, including all income, capital gains, profit, capital, sales, value-added, use, transfer, goods and services, franchise, withholding, social security, payroll, premium, employment, health, education, excise, stamp, business, property or other taxes, customs duties, surtaxes, fees, assessments, assessments as required insurance (such as workers' compensation insurance), late filing or payment penalties, charges or governmental or statutory imposts of any kind whatsoever imposed by any Governmental Authority or other taxing authority, together with any interest, penalty, fine or other amount on, or in lieu of non-collection of, late payment of or otherwise in respect of, such taxes;

      "TAX ACT" means the Income Tax Act (Canada);

      "TERMINATION AGREEMENT" has the meaning set out in Section 8.7(b);

      "THIRD PARTY CLAIM" has the meaning set out in Section 12.3;

      "THIRD PARTY SOFTWARE LICENSES" means all third party software licences in favour of the Company and associated maintenance agreements and associated maintenance agreements and all machine readable media containing copies of all source code, object code, data files, records and other information subject to or provided in connection with such third party software licences and copies of all documentation, including documents setting out applicable licence terms, operating procedures and error recovery procedures provided by third parties or prepared by the Vendor or the Company in connection with such licences;

      "TIME OF CLOSING" means 10:00 a.m. (Eastern Standard Time) on the Closing Date, or such other time on the Closing Date as the Vendor or the Purchasers may mutually determine.

1.2 CURRENCY

            Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in United States dollars.

1.3 SECTIONS AND HEADINGS

            The division of this Agreement into Articles, Sections and Schedules and the insertion of headings and an index are for convenience of reference only and shall not affect the construction or the interpretation of this Agreement. Unless otherwise specified herein, any reference in this Agreement to an Article, Section or Schedule refers to the specified Article, Section of or Schedule to this Agreement. In this Agreement, the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular part, Article, Section or other provision hereof and include any agreement supplemental or ancillary hereto.

1.4 RULES OF CONSTRUCTION

            In this Agreement:

      (a) words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa;

      (b) the words "include", "includes" and "including" means "include", "includes" or "including", in each case, "without limitation";

      (c) reference to any agreement, indenture or other instrument in writing means such agreement, indenture or other instrument in writing as amended, modified, replaced or supplemented from time to time;

      (d) reference to any statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time;

      (e) if there is any conflict or inconsistency between the provisions contained in the body of this Agreement and those of any Schedule, the provisions contained in the body of this Agreement shall prevail;

      (f) time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

      (g) whenever any payment to be made or action to be taken hereunder is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next following Business Day.

1.5 ACCOUNTING PRINCIPLES

            In this Agreement, accounting terms that are not defined herein shall be construed in accordance with GAAP. "GAAP" refers to generally accepted accounting principles in Switzerland pursuant to the Swiss Code of Obligations.

1.6 ENTIRE AGREEMENT

            This Agreement, together with the agreements specifically contemplated herein or entered into or delivered in connection herewith, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral (including the letter of intent dated May 11, 2004 and the letter dated June 17, 2004 from AMI Semiconductor, Inc. to the Vendor). There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided or as provided in other documents executed and delivered by the parties in connection herewith.

1.7 TIME OF ESSENCE

            Time shall be of the essence of this Agreement.

1.8 APPLICABLE LAW; CONSENT TO JURISDICTION

            This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of Switzerland with the exclusion of the Vienna Convention on the International Sale of Goods dated April 11, 1980, without regard to conflicts of laws principles. Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, which cannot be settled by mutual agreement between the parties as herein provided shall be finally settled by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chamber of Commerce in force when the notice of arbitration is submitted in accordance with these Rules (the "Arbitral Tribunal"). The number of arbitrators shall be three. The seat of the arbitration shall be in Zurich and the arbitration proceedings shall be conducted in English.

1.9 KNOWLEDGE

            Where any matter is stated to be within the Vendor's knowledge in this Agreement, the Vendor shall be deemed for purposes of this Agreement to have the knowledge of the relevant facts that a senior manager of the Vendor and/or the Company with responsibility for the matter in question would reasonably be expected to have after due internal investigation and inquiry. Where any matter is stated to be within the Purchaser's knowledge or Parentco's knowledge in this Agreement, the Purchaser or Parentco, as the case may be, shall be deemed for purposes of this Agreement to have the knowledge of the relevant facts that a senior manager of the Purchaser or Parentco, as the case may be with responsibility for the matter in question would reasonably be expected to have after due internal investigation and inquiry.

1.10 AMENDMENT AND WAIVERS

            No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, and no waiver shall constitute a continuing waiver unless otherwise provided.

1.11 SEVERABILITY

            If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct. To the extent that any such provision is found to be invalid, illegal or unenforceable, the parties hereto shall act in good faith to substitute for such provision, to the extent possible, a new provision with content and purpose as close as possible to the provision so determined to be invalid, illegal or unenforceable.

1.12 SCHEDULES

            The following Schedules are attached to and form part of this
Agreement:

            Schedule 4.1         -  Organization
            Schedule 4.4            No Violation
            Schedule 4.5         -  Location of Assets
            Schedule 4.6         -  Permitted Encumbrances
            Schedule 4.7         -  Leased Property
            Schedule 4.10        -  Accounts Receivable
            Schedule 4.11(a)     -  Third Party Software Licenses
            Schedule 4.11(b)     -  Intellectual Property
            Schedule 4.11(c)     -  Restrictions on Intellectual Property
            Schedule 4.11(d)     -  Intellectual Property Abandonment and
                                    Registration Matters
            Schedule 4.11(e)     -  Adverse Claims
            Schedule 4.11(h)     -  Infringement/Breach of Company's
                                    Intellectual Property
            Schedule 4.12        -  Insurance
            Schedule 4.14        -  Contracts
            Schedule 4.15        -  Permits
            Schedule 4.16        -  Consents and Approvals
            Schedule 4.17(b)     -  Financial Statements
            Schedule 4.18        -  Litigation
            Schedule 4.20        -  Absence of Changes
            Schedule 4.21        -  Non-Arm's Length Transactions
            Schedule 4.23(c)     -  Employment Arrangements
            Schedule 4.23(d)     -  Employees
            Schedule 4.23(e)     -  Employment Contracts Re Notice Period
            Schedule 4.23(f)     -  Lay-Offs
            Schedule 4.24        -  Major Customers
            Schedule 4.25        -  Product Warranties
            Schedule 4.30        -  Professional & Social Welfare
            Schedule 8.5(a)(vi)     Confirmation  of  Ernst  &  Young,  Biel
                                    re at  arm's  length transactions
            Schedule 9.1         -  Notice to Employees
            Schedule 9.2(a)      -  Company Employee Plans
            Schedule 9.2(b)      -  Designated Key Employees
            Schedule 10.2(i)     -  Lock-up Agreement

                                   ARTICLE 2
                           PURCHASE AND SALE OF SHARES

2.1 PURCHASE AND SALE OF SHARES

            In accordance with the terms of this Agreement, the Vendor shall sell to the Purchaser and the Purchaser shall purchase from the Vendor the Sale Shares free and clear from any liens, charges and other rights of any third parties, for the consideration set out in Section 3.1 below. The transaction contemplated herein will be completed in accordance with the terms of the Plan of Arrangement, as defined in the Asset Purchase Agreement.

                                   ARTICLE 3
                                 PURCHASE PRICE

3.1 PURCHASE PRICE

            At the Time of Closing and in accordance with the Plan of Arrangement, the Purchaser shall pay to the Vendor $6,000,000 (the "Closing Date Payment") by means of wire transfer in immediately available funds to an account designated by the Vendor.

3.2 ESCROW

            The amount held in escrow pursuant to Section 3.4 of the Asset Purchase Agreement shall also be held as security for the Covenantors' potential obligations with respect to any indemnity obligations under this Agreement, provided that said escrow shall not limit the indemnification obligations of the Vendor under this Agreement.

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE COVENANTORS

            Each of the Covenantors, jointly and severally, represents and warrants to the Purchaser and Parentco that as of the date of this Agreement and as of the Closing Date the representations and warranties set out in this
Article 4 are true and correct (except that the representations and warranties which are explicitly made as of a specific date, shall be true and correct only as of such date) as follows except that the representations and warranties set out in Section 4.2, the second sentence of Section 4.21 and the first sentence of Section 4.28 to the extent it relates to Section 4.2 and Section 4.21 (second sentence only) are made severally only by each Covenantor with respect to such Covenantor only, and acknowledges that the Purchaser and Parentco are relying on such representations and warranties in connection with the purchase of the Sale
Shares:

4.1 ORGANIZATION

            The Vendor is a corporation duly incorporated and organized and validly existing under the laws of the Province of Ontario and has the corporate power to own or lease its property, to carry on the business as now being conducted by it, to enter into this Agreement and to perform its obligations hereunder. The Company is a corporation duly incorporated and organized and validly existing under the laws of Switzerland and has the corporate power to own or lease its property, to carry on the Purchased Business as now being conducted by it. The Vendor and the Company are each duly qualified as a corporation to do business in all jurisdictions in which each of them conducts business in a manner so as to require such qualification. The certified articles of association and internal regulations of the Company, which are attached hereto as Schedule 4.1 are correct, complete, in compliance with applicable law and up-to-date. The Vendor is not insolvent or deemed to be insolvent for any purpose of any law applicable to it.

4.2 AUTHORIZATION

            This Agreement has been duly authorized, executed and delivered and is a legal, valid and binding obligation of each Covenantor, enforceable against each Covenantor by the Purchaser in accordance with its terms, except (a) as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defences and to the discretion of a court of competent jurisdiction before which any proceeding may be brought.

4.3 NO OTHER AGREEMENTS TO PURCHASE

            No person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendor of the Sale Shares or from the Company of any of the assets of the Company, other than pursuant to purchase orders accepted by the Vendor or the Company in the ordinary course of the Purchased Business.

4.4 NO VIOLATION

            Except as set out in Schedule 4.4, the execution and delivery of this Agreement by the Vendor and the consummation of the transaction herein provided for do not and will not result in: (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Vendor or the Company under: (i) any Contract, Third Party Software Licence or Permit to which the Vendor or the Company is a party, or by which they or the Purchased Business is bound or its assets are subject; (ii) any provision of its certificate of incorporation or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Vendor or the Company; (iii) any shareholders agreement entered into by the shareholders of the Vendor or the Company; (iv) any judgment, decree, order, award, or other authorization of any court, Governmental Authority or arbitrator having jurisdiction over the Vendor or the Company; or (iv) any applicable law, statute, ordinance regulation or rule; or
(b) the creation or imposition of any Encumbrance on the Sale Shares or any of the assets of the Company.

4.5 SUFFICIENCY OF ASSETS

            The assets owned or leased by the Company, in conjunction with the assets owned or leased by the Vendor are sufficient to carry on the Purchased Business in substantially the same manner as the Purchased Business is carried on prior to the date hereof except that no representation or warranty is made to the extent that the ability to so carry on business is diminished by the absence of employees who are not retained by or otherwise continue in the employ of the Company. All tangible assets of the Company are in good operating condition and are in a state of good repair and maintenance, reasonable wear and tear excepted. During the two years preceding the date of this Agreement, there has not been any significant interruption of operations (being an interruption of more than one day) of the Purchased Business due to inadequate maintenance of any of its assets. Except as set out on Schedule 4.5, all the tangible assets of the Company are situated at the Leased Property. The assets of the Company, together with the Purchased Assets as described in the Asset Purchase Agreement, include all assets which have been used by the Company to conduct the Purchased Business or are required for the purpose of carrying on the Purchased Business.

4.6 TITLE TO PERSONAL PROPERTY

            The assets of the Company (other than Intellectual Property) are owned by the Company free and clear of all Encumbrances other than Permitted Encumbrances.

4.7 REAL PROPERTY LEASE

            Other than the Leases, the Company has no interest in any real property, and except for the leases (the "Leases") described in Schedule 4.7 relating to the real property that is leased by the Company (the "Leased Property"), the Company is not a party to any other lease or agreement to lease in respect of any real property which is used in the Purchased Business, whether as lessor or lessee. The Company occupies the Leased Property and has the exclusive and unencumbered right to occupy and use the Leased Property upon the terms and conditions contained in the Lease. The Leases are in full force and effect, and neither the Company nor the Vendor nor to either of their knowledge any other party thereto is in breach of any covenants, conditions or obligations contained therein. None of the Leases is terminable by any third party, or would be breached, in both cases, as a result of the transactions contemplated by this Agreement. The Vendor has made available to the Purchaser a true and complete copy of the Leases and all amendments thereto and no other terms apply to the Leased Property.

4.8 LEASED PROPERTY

            All buildings, structures, improvements and appurtenances situated on the Leased Property (collectively, the "Premises") are in good operating condition and in a state of reasonably good maintenance and repair, are adequate and suitable for the purposes for which they are currently being used and the Company has adequate rights of ingress and egress for the operation of the Purchased Business in the ordinary course as currently conducted. To the knowledge of the Vendor, none of such buildings, structures, improvements or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any material restrictive covenant or any provision of any federal, cantonal or municipal law, ordinance, rule or regulation, or encroaches on any property owned by others. Without limiting the generality of the foregoing:

      (a) to the knowledge of the Vendor, the Leased Property and the Premises, the current uses thereof and the conduct of the Purchased Business comply with all regulations, statutes, enactments, laws and including those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and Environmental Laws;

      (b) no alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the Leased Property and the Premises or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any municipal, provincial or other competent authority, which alteration, repair, improvement or other work has not been completed, and the Vendor does not know of any written notification having been given to them or to the Purchased Business of any such outstanding work being ordered, directed or requested, other than those which have been complied with;

      (c) all accounts for work and services performed and materials placed or furnished upon or in respect of the Leased Property and the Premises at the request of the Vendor or the Company have been fully paid and satisfied and no person is entitled to claim a lien against the Leased Property or the Premises or any part thereof, other than current accounts in respect of which the payment due date has not yet passed;

      (d) there is nothing owing in respect of the Leased Property and the Premises by the Company or the Vendor to any municipal corporation or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed;

      (e) no part of the Leased Property or the Premises has been taken or expropriated by any federal, cantonal, municipal or other competent authority nor has any notice or proceeding in respect thereof been given or commenced;

      (f) to the knowledge of the Vendor, there are no Encumbrances, which affect the Leased Property or the Premises that would not be learned by conducting a title search on the property in the normal course of business;

      (g) the Leased Property and the Premises are fit for its present use, and there are no material or structural repairs or replacements which are necessary or advisable and, without limiting the generality of the foregoing, there are no repairs to, or replacements of, the roof or the mechanical, electrical, heating, ventilating, air-conditioning, plumbing or drainage equipment or systems which are necessary or advisable to permit the continued operation of the Purchased Business, and none of the Leased Property or the Premises is currently undergoing any alteration or renovation nor is any such alteration or renovation contemplated; and

      (h) to the knowledge of the Vendor, there are no outstanding levies, charges or fees assessed against the Leased Property or the Premises by any public authority (including development or improvement levies, charges or fees).

4.9 INVENTORIES

            The Company has no inventory.

4.10 ACCOUNTS RECEIVABLE

            All accounts receivable, book debts and other debts due or accruing to the Company in connection with the Purchased Business have arisen out of bona fide transactions in the ordinary course of business and are bona fide and good and, subject to an allowance for doubtful accounts which have been reflected on the books of the Company in accordance with GAAP, collectible without set-off or counterclaim. Schedule 4.10 sets forth a true, accurate and complete aging schedule of all Accounts Receivable of the Company outstanding at the day immediately prior to the Closing Date. In the Financial Statements, the assets of the Company are valued in accordance with GAAP consistently applied.

4.11 INTELLECTUAL PROPERTY

      (a) Schedule 4.11(a) lists all Contracts and amendments thereto which set forth the terms of the Third Party Software Licences except for Contracts in respect of COTS Software. The Third Party Software Licences govern the Company's rights with respect to the Third Party Software Licences.

      (b) The Intellectual Property listed in Schedule 4.11(b), the unregistered owned Intellectual Property of the Company, the COTS Software, and the Third Party Software Licences (collectively the "Company Intellectual Property"), together with the Intellectual Property owned by the Vendor, comprise all Intellectual Property required in order for the Purchaser to conduct the Purchased Business in the manner conducted by the Vendor or the Company prior to the date hereof.

      (c) The Company is the owner of the rights in Company Intellectual Property, free and clear of all Encumbrances and the terms and conditions contained in the Third Party Software Licenses and is not a party to or bound by any Contract or any other obligation whatsoever that limits or impairs its rights in and to the Company Intellectual Property, except as specified in the Contracts specifically listed in Schedule 4.11(a), and except as set out in agreements governing the COTS Software and except as set out in Schedule 4.11(c) and except for Permitted Encumbrances.

      (d) None of the Company Intellectual Property (other than the COTS Software) has been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Company Intellectual Property, except for the Intellectual Property applications marked "abandoned" on Schedule 4.11(d). The Company has maintained or caused to be maintained the rights to Company Intellectual Property in a prudent and commercially reasonable manner (provided that no representation is given that the Company has applied for all possible registrations of the Company Intellectual Property) and, without limiting the generality of the foregoing, has registered or applied to register the Company Intellectual Property as set out in Schedule 4.11(d), has paid all applicable fees due under all Contracts, including the Third Party Software Licences, for the Company Intellectual Property and for all registrations and applications for registrations listed on
Schedule 4.11(d), and has renewed or made applications for renewal within the applicable renewal periods for the Third Party Software Licences.

      (e) Except as specifically disclosed in Schedule 4.11(e), neither the Vendor nor the Company has received any notice of any adverse claim or litigation and neither the Vendor nor the Company is a party to any litigation challenging the validity, ownership or enforceability of any of the Company Intellectual Property, or of the Company's right to use the Company Intellectual Property. Except as set out in Schedule 4.11(e), the Vendor has no knowledge of any state of facts which casts doubt on the validity or enforceability of any of the Company Intellectual Property (other than the COTS Software).

      (f) The products of the Company as at the date hereof operate substantially in accordance with the specifications and documentation therefor provided to the Company's customers.

      (g) To the knowledge of the Vendor, the conduct of the Purchased Business, as currently carried on by the Company and/or the Vendor, including the use of the Company Intellectual Property (other than the COTS Software), does not infringe upon or breach the Intellectual Property, domestic or foreign, of any other person. Neither the Vendor nor the Company has received any notice of any adverse claim or litigation and is not party to any litigation alleging that the conduct of the Purchased Business, as currently carried on by the Company and/or the Vendor, infringes upon or breaches any Intellectual Property of any other person, except as specifically disclosed in Schedule 4.11(e). The Vendor has no knowledge of any state of facts or event which would provide any other person with a reasonable basis for claiming that the conduct of the Purchased Business, as currently carried on by the Vendor and/or the Company, including the use of the Company Intellectual Property (other than the COTS Software), infringes upon or breaches the Intellectual Property of that other person.

      (h) Except as set out in Schedule 4.11(h), to the knowledge of the Vendor, there is no basis for any claim that the Company's Intellectual Property rights in the Company Intellectual Property (other than the COTS Software) are being or have been infringed or breached by any other person.

      (i) The Vendor has made available to the Purchaser true and complete copies of all Contracts, software, media and documentation comprising the Company Intellectual Property.

      (j) Provided that the required consents set out in Schedule 4.16 are obtained, the sale of the Sale Shares to Purchaser hereunder does not and will not violate any Company Agreements or invalidate any such Company Intellectual Property.

      (k) The Systems owned by the Company and, to the Vendor's knowledge, the Systems licensed to the Company, including the Third Party Software Licences, are free of any disabling codes or instructions (each, a "Disabling Code"), and any virus or other contaminant (each, a "Contaminant"), that may, or may be used to, access, modify, delete, damage or disable the Systems or that may result in damage thereto. The Company has taken reasonable steps and implemented all reasonable procedures to ensure that the Systems are free from Disabling Codes and Contaminants. The Company has taken all reasonable steps and implemented all reasonable procedures to safeguard the Systems and restrict unauthorized access thereto.

4.12 INSURANCE

            Attached as Schedule 4.12 is a list of all insurance policies maintained by the Vendor or the Company in respect of the Purchased Business. The Company is not in default with respect to any of the material provisions contained in any such insurance policy. The Company has not received any notice or other communication from any insurance provider within 3 years prior to the date hereof cancelling or amending such policies or substantially increasing the annual or other premiums payable under any of said insurance policies and no such cancellation or amendment is threatened. All premiums pertaining to the insurance policies have been paid as they fell due, or are duly provided for in the Financial Statements.

4.13 NO EXPROPRIATION

            No notice or proceeding in respect of an action by a Governmental Authority to expropriate any assets of the Purchased Business has been given or commenced, and the Vendor is not aware of any intent or proposal to give any such notice or commence any such proceedings.

4.14 AGREEMENTS AND COMMITMENTS

            Schedules 4.7, 4.11(a), and 4.14 list the Company's Agreements. The Company has performed in all material respects all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default or, to the knowledge of the Vendor, alleged to be in default in respect of any of the Company's Agreements. All of the Company's Agreements are in full force and effect, and no event, condition or occurrence exists with respect to the Company or, to the knowledge of the Vendor, with respect to the counterparties to the Company's Agreements, which, after notice or lapse of time or both, would constitute a default under any of the Company's Agreements. The Vendor has made available to the Purchaser a true and complete copy of each of the Company's Agreements

4.15 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

            The Company has complied in all material respects with all laws, statutes, ordinances, regulations, rules, judgments, decrees, franchises or other federal, cantonal, local and foreign governmental authorizations, guidelines, policies or orders applicable to the Purchased Business. except that the directors of the Company do not hold any shares in the capital stock of the Company. In particular, the Company is or has during the last 5 years not been a party to any agreement, arrangement, concerted practice or course of conduct which (i) is subject to registration or requiring approval under any merger regulation or any applicable competition law, (ii) infringes the Swiss Competition Law Act or (iii) is or has been subject to notification for negative clearance or notification filed with the Swiss Competition Commission.

            All of the Company's permits (collectively, the "Permits"), as set out in Schedule 4.15, respectively, are all the (a) government permits; and (b) other approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) held by or granted to the Vendor or the Company which are applicable to the Purchased Business, the Leased Property, and/or the Premises, and there are no other material (i) government permits (including Environmental Permits), and (ii) other licences, approvals, consents, registrations, certificates or authorizations (including Environmental Permits) necessary for the Purchaser to conduct the Purchased Business in substantially the same manner as currently conducted or to own or lease any of the assets of the Company. Each Permit is valid, binding and in full force and effect, neither the Vendor nor the Company is in violation, default or breach of any Permit, and no proceeding is pending or, to the knowledge of the Vendor, threatened for violation of or to revoke or limit any Permit. The Vendor has made available to the Purchaser a true and complete copy of each Permit and all amendments thereto.

4.16 CONSENTS AND APPROVALS

            There is no requirement to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Authority or any other person as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licences, permits, certificates, registrations, authorizations, consents and approvals described in
Schedule 4.16. Except as set out in Schedule 4.16, under any Contract to which the Vendor or the Company is a party or by which it or the Purchased Business is bound or the assets of the Company are subject, there is no requirement to give notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by this Agreement.

4.17 BOOKS AND RECORDS

      (a) The books and records relating to the Company shall be left in the possession of the Company or the Company's external accountants and fairly and correctly set out and disclose in all material respects all of the information contained therein.

      (b) The Financial Statements are as set forth in Schedule 4.17(b) and have been prepared in accordance with the provisions of Swiss law and GAAP, applied consistently throughout the last 3 financial years and are correct and complete and are free from any material misstatements of the financial condition and the results of operations of the Company. The Company is in possession and has accurately kept and completed all accounts, books, ledgers, financial and other records as required by applicable laws.

      (c) The Financial Statements contain all actual, conditional and contingent liabilities and all accruals and reserves that, according to GAAP should be contained therein.

4.18 LITIGATION

            Except as set out in Schedule 4.18, there are no actions, suits, investigations or proceedings in progress or affecting or, to the knowledge of the Vendor, threatened against the Vendor or the Company in respect of or affecting the Purchased Business, the Leased Property, the Premises or any of the Company's assets or any part thereof, at law or in equity or before or by any court, Governmental Authority, domestic or foreign, or before or by an arbitrator or arbitration board. The Vendor has no knowledge of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

4.19 NO UNDISCLOSED LIABILITIES

            The Accounts Payable shall, as of the Time of Closing, include no past due amounts. The Company does not have any liabilities or commitments, whether or not accrued and whether or not determined or determinable, other than as disclosed in the Financial Statements, incurred in the ordinary course of business since February 29, 2004 or disclosed in this Agreement.

4.20 ABSENCE OF CHANGES

            Except as listed in Schedule 4.20, since February 29, 2004, the Purchased Business has been carried on only in the ordinary and normal course consistent with past practice and there has not been: (a) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Purchased Business; (b) any damage, destruction or loss (whether or not covered by insurance) affecting the assets of the Purchased Business; (c) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Vendor or the Company in connection with the Purchased Business, other than those incurred in the ordinary and normal course of the Purchased Business and consistent with past practice; (d) any payment, discharge or satisfaction of any Encumbrance, liability or obligation of the Vendor or the Company in relation to the Purchased Business or its assets (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than payment of accounts payable, tax liabilities and other debts and liabilities incurred in the ordinary and normal course of business consistent with past practice; (e) any labour trouble adversely affecting the Purchased Business ;
(f) any licence, sale, assignment, transfer, disposition, pledge, mortgage or granting of a security interest or other Encumbrance on or over any assets of the Purchased Business other than licences granted and product sales made in the ordinary course of business; (g) any capital expenditures or commitments relating to the Purchased Business or its assets in excess of $100,000 in the aggregate; (h) any change in the accounting or tax practices followed by the Company; (i) any change adopted by the Company in its depreciation or amortization policies or rates; (j) any material change in the credit terms offered to customers of, or by suppliers to, the Purchased Business; (k) any indebtedness for borrowed money incurred by the Company becoming, or becoming capable of being declared, repayable earlier than the due date for payment or forgiveness or cancellation of indebtedness owed to the Company or waiver of any claims or rights by the Company with regard to such indebtedness, or (l) any dividend, distribution or other disposition or any transfer, lease, license of assets of the Company to the Vendor.

4.21 NON-ARM'S LENGTH TRANSACTIONS

            Except as listed in Schedule 4.21, with respect to the Purchased
Business: (a) the Company has not since February 29, 2004 made any payment or loan to, or borrowed any moneys from or is otherwise indebted to, any officer, director, employee, shareholder or any other person (other than the Vendor) not dealing at arm's length with the Company (within the meaning of the Tax Act and Swiss tax law and practices) or any Affiliate or Associate of any of the foregoing, except for usual employee reimbursements and compensation paid in the ordinary course of the Purchased Business and except for payments due and payable in the ordinary course of business on outstanding indebtedness; and (b) except for Contracts of employment, the Company is not a party to any Contract with any officer, director, employee, shareholder or any other person (other than the Vendor) not dealing at arm's length with the Company (within the meaning of the Tax Act and Swiss tax law and practices) or any Affiliate or Associate of any of the foregoing. No officer, director or shareholder of a Covenantor (other than the Vendor) and no entity which is an Affiliate or Associate of one or more of such individuals (other than the Vendor): (i) owns, directly or indirectly, any interest in (except for shares representing less than one per cent of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a direct competitor of the Purchased Business or a lessor, lessee, supplier, distributor, sales agent or customer of the Purchased Business; (ii) owns, directly or indirectly, in whole or in part, any property that the Vendor or the Company uses in the operations of the Purchased Business; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Vendor or the Company in connection with the Purchased Business, except for any liabilities reflected in the Financial Statements and claims in the ordinary course of business such as for accrued vacation pay and accrued benefits under any Vendor or Company Employee Plans set out in Schedules 4.23(d) and 9.2(a).

4.22 TAX MATTERS

            There are no actions, suits, proceedings, investigations or claims in progress or to the knowledge of the Vendor, threatened against the Vendor or the Company in respect of Taxes, government charges or assessments, whether paid or unpaid, nor are any material matters under discussion with any Governmental Authority relating to Taxes, governmental charges or assessments, whether paid or unpaid, asserted by any such authority which could result in a claim against the Company or Encumbrance on the Purchased Business or its assets.

            The Company has filed when due, correct and accurate all returns for Taxes and has otherwise complied in all respects with requirements relating to the filing of Tax returns and the supply of all information required to be supplied to any tax authority.

            The Company has complied with all and any requirements relating to the payment of Taxes, of whatever nature, including interest and penalties, if any. The Company has withheld from each payment made by it the amount of all Taxes and deductions required to be withheld therefrom and has paid the same to the proper taxing or other authority with the time prescribed under applicable law.

            The Company has paid and, if not paid, established adequate provisions in the Financial Statements for the year ended February 29, 2004 for all Taxes of whatever nature that may be assessed or computed on the results, operations or transactions of the Company for all periods prior to the date hereof, regardless of the financial period during which such Taxes may become due and payable.

            The amounts of the provisions for deferred Taxes in the Financial Statements for the year ended February 29, 2004 and the financial statements provided pursuant to Section 8.5(c) are adequate and fully in accordance with GAAP.

            There are no liens for Taxes on the assets of the Purchased Business. None of such assets are subject to any joint venture, partnership or other agreement or arrangement that is treated as a partnership for federal income tax purposes. The Company has remitted to the appropriate tax authority, when required by law to do so, all amounts collected by it pursuant to applicable law.

            The Company has not distributed or caused to be distributed, any hidden or constructive dividend, nor distributed or granted any other benefit to the Vendor or any other person which could lead to the imposition of any withholding taxes on such hidden or constructive dividend.

4.23     EMPLOYMENT MATTERS

      (a) Neither the Vendor nor the Company has (i) entered into any Contract or any collective bargaining agreement with any labour union or employee association in respect of any of the employees employed by the Company; or (ii) made any commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements in respect of any of the employees employed by the Company.

      (b) To the Vendor's knowledge, there are no current attempts to organize or to establish any labour union or employee association in respect of any of the employees employed by the Company and there is no certification of any such union with regard to a bargaining unit.

      (c) Except as disclosed in Schedule 4.23(c), since December 31, 2003, neither the Vendor nor the Company has granted or offered any increase in the compensation of employees of the Company (including any increase pursuant to any applicable Vendor or Company Employee Plan or commitment thereunder and any severance, termination or change of control benefits), or any increase in any compensation or bonus payable to any officer, employee, consultant or agent thereof or executed or promised to execute any Contract of employment with any officer or employee, or made any loan to, or engaged in any transaction with, any employee, officer or director of the Company.

      (d) Schedule 4.23(d) contains a complete and accurate list of the names of the Employees as of the date hereof, together with the length of hire, title or classification of each such person, notice periods for termination, the rate of salary or hourly pay at the Company, any commission or bonus entitlements and any other remuneration payable by the Company or the Vendor to each such person as of such date and any Vendor- or Company-committed wage increases up to and including the Closing Date.

      (e) Except for the employees who have entered into employment contracts listed in Schedule 4.23(d), the employment of each other employee of the Company can be terminated by the Company without damages or compensation (other than that payable by law) by giving at any time only the period of notice applicable to that employee under the laws of Switzerland or the internal regulations of the Company set out in Schedule 4.23(e). As of the Time of Closing, no employee will have any claim for overtime work exceeding CHF 5,000 or any claim for holidays earned and not taken exceeding fifteen days unless such claim is covered by provisions established specifically for such purposes. All employees are Swiss citizens or holders of a valid work permit.

      (f) Schedule 4.23(f) identifies any Employees who are on lay-off or who have been absent continually from work for a period in excess of one month, as well as the reason for their absence.

      (g) There are no claims or charges outstanding, or to the best of the knowledge of the Vendor, anticipated, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of the Vendor under or in respect of any Employment Legislation.

      (h) The Company is in compliance with all applicable Employment
Legislation

      (i) The Vendor is in compliance with all terms of the stock option plan of the Vendor approved by the board of directors of the Vendor on October 4, 2001 and its predecessors.

4.24 CUSTOMERS AND SUPPLIERS

            Schedule 4.24 sets out the major customers of the Company (being those customers of the Purchased Business accounting for more than 75% of sales for the period May 31, 2003 to June 1, 2004) and since June 1, 2004 there has been no termination or cancellation of, and no modification or change in, the Company's business relationship with such major customers. The Vendor has no reason to believe that the benefits of any relationship with any of such major customers or any of the major suppliers of the Purchased Business will not continue after the Closing Date in substantially the same manner as prior to the date of this Agreement.

4.25 PRODUCT WARRANTIES AND PRODUCT LIABILITY

            Schedule 4.25 is a complete list of all express, written warranties given to purchasers of products or software supplied by the Vendor or the Company in connection with the Purchased Business.

            The Company has not manufactured or sold any product which does not in all material respects comply with all applicable laws, regulations or standards in the countries where the said products are offered or sold or which is defective or dangerous or which does not conform with any representation or warranty, express or implied, given in respect of it.

4.26 ENVIRONMENTAL

      (a) The Purchased Business, the Leased Property and the Premises have been and are in material compliance with all Environmental Laws.

      (b) Neither the Vendor nor the Company has used or permitted to be used, except in compliance with all Environmental Laws, the Leased Property or the Premises to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance.

      (c) To the knowledge of the Vendor, there are no underground storage tanks, ozone-depleting substances or polychlorinated biphenyls in or on the Leased Property or the Premises and the Premises have not been and are not insulated with urea formaldehyde insulation or asbestos-containing material.

      (d) Neither the Vendor nor the Company is responsible for any Cleanup or any other remedy or liability under any Environmental Laws in connection with the Leased Property, the Premises, the Purchased Business or its assets. Neither the Vendor nor the Company has ever received any formal or informal notice of, or been prosecuted for, non-compliance with any Environmental Laws, nor has the Vendor or the Company settled any allegations of any such non-compliance prior to prosecution. There are no written notices, orders or directions relating to environmental matters or other matters governed by Environmental Laws requiring, or notifying the Vendor or the Company that it is or may be responsible for, any work, repairs, construction or material capital expenditures to be made under Environmental Laws with respect to the Purchased Business, its assets, the Leased Property, or the Premises. Neither the Vendor nor the Company has ever received a written claim or notice and otherwise has no knowledge of potential liability or actual liability, relating to any Cleanup at any off-site location arising out of the Vendor's, the Company's or any other person's activities or operations at the Leased Property or the Premises.

      (e) Neither the Vendor nor the Company has caused or permitted, nor has there been to the knowledge of the Vendor, any Release of any Hazardous Substance on, in, around, from or in connection with the Leased Property or the Premises or the Purchased Business or any such Release on or from a facility which was previously owned or leased, or any such Release, to the Vendor's knowledge, on or from a facility owned or operated by any third party but with respect to which the Vendor or the Company in connection with the Purchased Business is or may reasonably be alleged to have liability.

      (f) All Hazardous Substances and all other wastes and other materials and substances used in whole or in part by the Vendor or the Company in connection with the Purchased Business or resulting from the operation of the Purchased Business have been disposed of, treated and stored by the Vendor and the Company in compliance with all Environmental Laws.

      (g) The Vendor has made available to the Purchaser all documents in the Vendor's or the Company's possession or under its control relating to compliance by the Vendor or the Company with or claims against the Vendor or the Company under Environmental Laws or to any other environmental or occupational health and safety matter in connection with the Leased Property, the Premises or the Purchased Business.

4.27 CAPITALIZATION AND SALE SHARE MATTERS

            The Company has a share capital of CHF 100,000, divided into 100 registered shares numbered 1 - 100 with a par value of CHF 1,000 each, fully paid-in. There are no other shares or share certificates of the Company issued and outstanding.

            Immediately prior to Closing, the Vendor will have, and at Closing the Purchaser will receive, full ownership to the Sale Shares. Immediately prior to Closing, the Sale Shares will be free and clear of any charges or other rights of any third parties, other than the Permitted Encumbrances set out in
Schedule 5.6 of the Asset Purchase Agreement. Upon the conclusion of the Closing and the steps set forth in the Plan of Arrangement, the Sale Shares shall be free and clear of any charges or other rights of any third parties Immediately prior to Closing, the Sale Shares will be the only shares of the Company issued and outstanding and the Vendor will be the only shareholder of the Company.

            There are no securities of the Company convertible into or exchangeable for share of capital stock of the Company or options or other rights to acquire or other obligation of the Company to issue any capital stock or securities convertible into or exchangeable for capital stock of the Company. There are no obligations of the Company to purchase any of its own shares.

            There is no option, warrant, conversion privilege, pledge, right of pre-emption, right to acquire, right of first refusal or similar right over or affecting the shares of the Company or at Closing any of the Sale Shares, nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

4.28 FULL DISCLOSURE

            None of the representations and warranties of the Covenantors contained herein and none of the information contained in the Schedules to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. There has been no event, transaction or information which has come to the attention of any Covenantor that has not been disclosed to the Purchaser in writing which could reasonably be expected to have a material adverse effect on the assets, business, earnings, prospects, properties or condition (financial or otherwise) of the Purchased Business or the prospects of the Purchased Business.

4.29 INSOLVENCY / OVER-INDEBTEDNESS

      (a) No order has been notified and no resolution has been passed for the dissolution of the Company or for a liquidator to be appointed in respect of the Company, no petition has been presented and no meeting has been convened for the purpose of dissolving the Company.

      (b) No receivership administrator has been appointed in respect of the Company, or all or any of its assets.

      (c) The Company is not insolvent, unable to pay its debts or has stopped paying its debts as they fall due.

      (d)   No unsatisfied judgement is outstanding against the Company.

      (e) As of the Closing Date, the Company will not be overindebted (uberschuldet) or have a capital loss (Unterbilanz) within the meaning of article 725 of the Swiss Code of Obligations.

      (f) There are no reasons that any of the events described under 4.29(a) to (e) above are about to occur.

4.30 PROFESSIONAL AND SOCIAL WELFARE

            Any and all returns and reports related to Social Security Contributions that are required to be filed with respect to the Company prior to the date hereof have been timely and correctly filed. The Company has paid in full any and all Social Security Contributions as and when due. No social security authority is now asserting any deficiency or claim for additional Social Security Contributions (or interest thereon or penalties in connection therewith) and any and all Social Security Contributions which (although not due) have accrued on the basis of the salaries to be paid until the date hereof, have been fully provisioned.

            There are no facts or circumstances existing which may lead to a re-assessment by any social security authority of Social Security Contributions relating to any period prior to the date hereof.

            The details of the employee pension fund of the Company are described in Schedule 4.30 (hereinafter the "Pension Fund"). The Company is meeting all its obligations under the Pension Fund and has paid (or provisioned) all contributions required prior to the date hereof as stipulated by the regulations of the Pension Fund. The Company is not required to cover any funding deficiencies or additional benefits under the Pension Fund by way of additional contributions. The Company is not required to contribute to any pension fund other than the Pension Fund.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser represents and warrants to the Vendor that as of the date of this Agreement and the Closing Date the representations and warranties set out in this Article 5 are true and correct as follows and acknowledge and confirm that the Vendor is relying on such representations and warranties in connection with the sale of the Sale Shares:

5.1 ORGANIZATION

            The Purchaser is a corporation duly incorporated and organized and validly existing under the laws of the Netherlands and has the corporate power to enter into this Agreement and to perform its obligations hereunder.

5.2 AUTHORIZATION

            This Agreement has been duly authorized, executed and delivered by the Purchaser and each is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendor in accordance with its terms, except (a) as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defences and to the discretion of a court of competent jurisdiction before which any proceedings may be brought.

5.3 NO VIOLATION

            The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions herein provided for will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser under: (a) any Contract to which the Purchaser is a party or by which it is bound; (b) any provision of its certificate of incorporation or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Purchaser; (c) any judgment, decree, order or award of any court, Governmental Authority or arbitrator having jurisdiction over the Purchaser; or (d) any applicable law, statute, ordinance, regulation or rule.

5.4 CONSENTS AND APPROVALS

            There is no requirement for the Purchaser to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of or from, any Governmental Authority or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF PARENTCO

            Parentco represents and warrants to the Vendor that as of the date of this Agreement and the Closing Date the representations and warranties set out in this Article 6 are true and correct as follows and acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with the sale of the Sale Shares:

6.1 ORGANIZATION

            Parentco is a corporation validly existing under the laws of the State of Delaware, has the corporate power to enter into this Agreement and to perform its obligations hereunder.

6.2 AUTHORIZATION

            This Agreement has been duly authorized, executed and delivered by Parentco and each is a legal, valid and binding obligation of Parentco, enforceable against Parentco by the Vendor in accordance with its terms, except
(a) as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defences and to the discretion of a court of competent jurisdiction before which any proceedings may be brought.

6.3 NO VIOLATION

            The execution and delivery of this Agreement by Parentco and the consummation of the transactions herein provided for will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of Parentco under: (a) any Contract to which Parentco is a party or by which it is bound; (b) any provision of its certificate of incorporation or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of Parentco; (c) any judgment, decree, order or award of any court, Governmental Authority or arbitrator having jurisdiction over Parentco; or (d) any applicable law, statute, ordinance, regulation or rule.

6.4 CONSENTS AND APPROVALS

            There is no requirement for Parentco to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of or from, any Governmental Authority or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 7
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

            Any claims for the breach or inaccuracy in the representations and warranties contained in this Agreement shall survive the closing of the transactions contemplated hereby and, notwithstanding such closing or any investigation made by or on behalf of the party entitled to the benefit thereof, shall continue in full force and effect for the benefit of the party entitled to the benefit thereof; provided, however, that, subject to Sections 12.1(a) and 12.2(a), any claims for the breach of or inaccuracy in the representations and warranties contained in Articles 4 and 5 and 6 or elsewhere in this agreement shall survive until the date which is 18 months after the Closing Date; provided further that:

      (a) any claim for the breach of or inaccuracy in the representations and warranties set out in Sections 4.1, 4.2, 4.3, 4.4, 4.6, 5.1, 5.2 and 5.3, 6.1, 6.2, 6.3 and, to the extent relating to title to or ownership of Intellectual Property, Section 4.11, shall survive and continue in full force and effect for a period commencing on the date of this Agreement and ending ten years following the Closing Date;

      (b) any claim for the breach of or inaccuracy in the representations and warranties set out in Section 4.22 and 4.30 shall survive and continue in full force and effect until one year following the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for tax, social security contribution, interest or penalties under applicable legislation in respect of any year to which such representations and warranties extend could be issued under such tax legislation;

      (c) any claim for the breach of or inaccuracy in the representation and warranty in Section 4.26 shall survive and continue in full force and effect for a period commencing on the date of this Agreement and ending five years following the Closing Date; and

      (d) a claim for any breach by any party hereto of or inaccuracy in any of the representations and warranties contained in this Agreement involving fraud or fraudulent misrepresentation may be made at any time.

7.2 IMPLIED WARRANTIES

            The parties hereby agree that all warranties and conditions which might otherwise be implied in this Agreement pursuant to any statute or treaty relating to the sale of goods are hereby excluded.

                                   ARTICLE 8
                                    COVENANTS

8.1 ACCESS TO THE PURCHASED BUSINESS AND ASSETS

            The Vendor shall forthwith make available to the Purchaser and its authorized representatives and, if requested by the Purchaser, shall provide the Purchaser with copies of all title documents, Contracts, financial information, policies, plans, reports, orders, Permits, books of account, accounting records and all other documents, information and data reasonably relating to the Purchased Business or the Sale Shares. The Vendor shall have afforded the Purchaser and its authorized representatives access during normal business hours to the assets of the Purchased Business, the Leased Property and the Premises. At the request of the Purchaser, the Vendor shall have executed such consents, authorizations and directions as may be reasonably necessary to permit any reasonable inspection of the assets of the Purchased Business or to enable the Purchaser or their authorized representatives to obtain reasonable access to all files and records relating to any of such assets maintained by a Governmental Authority or other public authority. At the Purchaser's request, the Vendor shall co-operate with the Purchaser in arranging any such meetings as the Purchaser should reasonably request with:

      (a)   Employees;

      (b) customers, suppliers, distributors or others who have or have had a business relationship with the Vendor or the Company in respect of the Purchased Business; and

      (c) the auditors, lawyers or any other persons engaged or previously engaged to provide services to the Vendor or the Company who have knowledge of matters relating to the Purchased Business or its assets.

            The Vendor may conduct, at the request of the Purchaser and in co-operation with the representatives or consultants of the Purchaser, such physical review of the assets of the Purchased Business as is necessary to confirm the values presented on the Financial Statements, to the reasonable satisfaction of the Purchaser. The exercise of any rights of inspection by or on behalf of a Purchaser under this Section 8.1 shall not mitigate or otherwise affect any of the representations and warranties of the Vendor hereunder which shall continue in full force and effect as provided in Section 7.1 or in such other agreements, as the case may be.

8.2 DELIVERY OF BOOKS AND RECORDS

            At the Time of Closing, all the books and records described in
Section 4.17 shall be in the possession of the Company or its accounting firm. The Purchaser agrees that it will preserve the books and records so delivered to it for such period as is required by any applicable law, and will permit the Vendor or its authorized representatives reasonable access thereto in connection with the tax, any dispute pursuant to this Agreement or other legitimate affairs of the Vendor, but the Purchaser shall not be responsible or liable to the Vendor for or as a result of any accidental loss or destruction of or damage to any such books or records.

8.3 CONDUCT OF PURCHASED BUSINESS PRIOR TO CLOSING

            Without in any way limiting any other obligations of the Vendor hereunder, during the period from the date hereof to the Time of Closing:

      (a) Conduct Business in the Ordinary Course. The Vendor shall cause the Company to conduct the Purchased Business only in the ordinary and normal course in accordance and consistent with past practice and the Vendor shall not and shall ensure that the Company shall not, without the prior written consent of the Purchaser, enter into any transaction or refrain from doing any action which, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of the Vendor contained herein (including terminate or pay or offer to pay severance benefits to any Employee or terminate prior to the Closing Date, any contractor), and the Vendor shall not and shall ensure that the Company shall not enter into any material Contract with respect to the Purchased Business without the consent of the Purchaser, which consent shall not be unreasonably withheld;

      (b) Continue Insurance. The Vendor shall cause the Company to continue to maintain in full force and effect all policies of insurance or renewals thereof now in effect, shall use its reasonable commercial efforts to take out, at the expense of the Purchaser, such additional insurance as may be reasonably requested by the Purchaser and shall give all notices and present all claims under all policies of insurance in a due and timely fashion;

      (c) Regulatory Consents. The Vendor shall cause the Company to use its best efforts to maintain, at or prior to the Time of Closing, from all appropriate federal, provincial, municipal or other governmental or regulatory bodies, the Permits described in Schedule 4.15;

      (d) Contractual Consents. The Vendor shall cause the Company to use its best efforts to give or obtain, at or prior to the Time of Closing, the notices, consents and approvals described in Schedule 4.16;

      (e) Preserve Goodwill. The Vendor shall cause the Company to use its best efforts to preserve intact the Purchased Business and its assets and to carry on the Purchased Business as currently conducted, and the Vendor shall cause the Company to use its reasonable commercial efforts to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with the Company;

      (f) Discharge Liabilities. The Vendor shall cause the Company to pay and discharge the liabilities of the Company relating to the Purchased Business that come due prior to the Closing Date and would be payable by the Company in the ordinary course in accordance and consistent with the previous practice of the Company, except those contested in good faith by the Company; and

      (g) Corporate Action. The Vendor shall use its best efforts to take or cause to be taken all necessary corporate action, steps and proceedings to approve or authorize validly and effectively the transfer of the Sale Shares to the Purchaser and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and to cause all necessary meetings of directors and shareholders of the Vendor and the Company to be held for such purpose.

8.4 NO SOLICIT

            For the purpose of assuring to the Purchaser the full benefit of the business and goodwill of the Company, the Covenantors undertake (such undertaking having been taken into account when determining the Purchase Price under this Agreement) as separate and independent agreements that they will at no time after Closing disclose to any person, or use for any purpose, any information concerning the business, accounts or finances of the Company or any of its clients' or customers' transactions or affairs of which they have knowledge and that they will use their best endeavours to prevent the publication or disclosure of such information; and for two years after Closing, either on their own account or for any other person directly or indirectly solicit, interfere with or endeavour to entice away from any Company or any member of the Purchaser's group of companies as then constituted, any person who to their knowledge is, or has during the immediately preceding 3 years been, a employee of the Company or any member of the Purchaser's group of companies as then constituted.

8.5 DELIVERY OF CLOSING DOCUMENTATION

            (a)   Upon Closing, the Vendor shall deliver to the Purchaser:

      (i) the certificate representing the Sale Shares duly endorsed to the Purchaser;

      (ii) a resolution of the Company's board of directors consenting to the transfer of the

             Sale Shares to the Purchaser and authorizing the Purchaser's registration in the Company's share register;

      (iii) the Company's share register evidencing the registration of the Purchaser as the owner of the Sale Shares;

      (iv) letters of resignation by members of the board of directors of the Company, each such resignation to be effective as of the Closing Date and to include a statement of the resigning board member that he/she has been fully compensated for his/her services rendered to the Company, that he/she has no and waives any claim of whatever nature against the Company as the case may be and that he/she has transferred title to the respective qualifying share to the Vendor;

      (v) a certified copy of the current extract of the commercial register of the Canton of Neuchatel evidencing the capital increase as set out in Section 10.1.(d);

      (vi) the confirmation of the statutory auditors of the Company, Ernst & Young AG, Biel, as to inter-company transactions being and having been at all times in accordance with the transfer pricing study attached as Schedule 8.5(a)(vi);

      (vii)  the duly executed Termination Agreement; and

      (viii) confirmation of the Company and any intra-group company having entered into contracts and agreements with the Company that they are completely settled and that each party thereto is fully and completely released from any and all of their respective obligations under the relevant agreements and that no further claims or rights of whatever nature are existing against each other.

      (b) The Purchaser shall deliver to the Vendor a certificate of status and two copies, certified by a senior officer of the Purchaser as of the Closing Date, of its constating documents and internal regulations and of the resolution authorizing the execution, delivery and performance by the Purchaser of this Agreement and any documents to be provided by it pursuant to the provisions hereof. The Purchaser shall also execute and deliver or cause to be executed and delivered two copies of such other documents relevant to the closing of the transactions contemplated hereby as the Vendor, acting reasonably, may request.

      (c) Promptly after the Closing Date, the Purchaser shall (i) hold an extraordinary shareholders' meeting of the Company and shall elect new members of the board of directors of the Company and grant full discharge with effect until the Closing Date to all the board members of the Company who have resigned as of the Closing Date (the "Discharge" (Entlastung)), and (ii) cause the Company to waive any claim of whatever nature against all the board members of the Company who have resigned as of the Closing Date (the "Waiver" (Verzicht)). For the avoidance of doubt, neither the Discharge nor the Waiver shall be construed as a limitation, waiver or release of any rights or recourse that the Purchaser and/or Parentco may have against any Covenantor under this Agreement or the Asset Purchase Agreement.

8.6 ACTION BY THE PURCHASER AND THE VENDOR

            The Purchasers and the Vendor shall take or cause to be taken all necessary corporate action, steps and proceedings to approve or authorize validly and effectively the transfer of the Sale Shares from the Vendor to the Purchaser, the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the performance of each party's respective obligations hereunder and thereunder, and each party shall cause all necessary meetings of its board of directors (or any committee thereof) to be held for such purpose.

8.7 ACTIONS BEFORE CLOSING

      (a) Issuance of New Share Certificates. The Vendor shall cause the board of directors of the Company (i) to declare the existing share certificates no. 1
- 6 null and void, (ii) to issue new share certificates representing the Sale Shares, (iii) to amend the share register of the Company to reflect such change accordingly and (iv) to confirm that the share register of the Company is correct, accurately reflects the owner of the shares as well as any transfer thereof and that the Vendor is the owner of all of the Sale Shares;

      (b) Consulting Agreement with Peter Balsiger. The Vendor undertake to have the consulting agreement entered into between the Vendor and the Company on the one side and Peter Balsiger on the other side dated November 30, 2000 together with the supplementary agreement dated November 30, 2000 (collectively the "Consulting Agreement") terminated effective on or before Closing. The termination of the Consulting Agreement shall be agreed upon in a termination agreement (the "Termination Agreement") which shall include (i) a statement of Peter Balsiger that he has been fully compensated for his services rendered to the Company and that he has no and waives any claim of whatever nature against the Company and/or its present or former officers and (ii) an obligation of Peter Balsiger not to solicit any individual who is employed by or retained by the Company or the Vendor for a period of two years after the Closing Date.

8.8 ACTIONS REGARDING LIABILITIES

            The Vendor shall pay or cause to be fully repaid at Closing all inter-company liabilities, the bank loans granted by Credit Suisse, and any other long-term debts of the Company.

8.9 CLOSING FINANCIAL STATEMENTS

            Promptly after Closing, the Vendor shall deliver to the Purchaser an unaudited financial statement of the Company as of the Time of Closing evidencing (i) the full settlement of all intra-group receivables/payables, (ii) the full settlement of over-indebtedness and (iii) the restoring of full stated capital.

                                   ARTICLE 9
                                EMPLOYEE MATTERS

9.1 NOTICE TO EMPLOYEES

            The Vendor acknowledges and confirms that, promptly after the execution of this Agreement, it will cause the Company to provide a letter to each of the Employees describing the changes in his or her conditions of employment to be effective on the Closing Date, except for the bonus entitlement, which shall end as of December 31, 2004, or as the case may be, giving him or her notice of employment termination as described in Schedule 9.1.

9.2 EMPLOYEES

      (a) The Vendor acknowledges and confirms that Schedule 9.2(a) sets forth all of the employee benefits plans applicable to the Company's Employees (the "Company Employee Plans").

      (b) The Vendor covenants and agrees to work with and provide all commercially reasonable assistance to the Purchaser in procuring the continued employment by the Company of the Designated Key Employees named in Schedule 9.2(b).

      (c) The Vendor shall ensure that the Company shall continue to employ each of the Employees until the Closing Date except for any such employee who, at any time prior to the Closing Date (i) is terminated for important reason; (ii) voluntarily resigns; (iii) retires; or (iv) dies.

9.3 EMPLOYEE ACCRUALS

            The Vendor or the Company will pay when due all premiums for unemployment insurance, health premiums, pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments to the Closing Date and accruals from the date of the last such payment to the Closing Date shall be reflected in the books and records of the Purchased Business.

                                   ARTICLE 10
                              CONDITIONS OF CLOSING

10.1 MUTUAL CONDITIONS PRECEDENT

            The sale and purchase of the Sale Shares is subject to the following terms and conditions for the benefit of the Vendor and the Purchaser (provided that no party may rely on the non-satisfaction or non-fulfilment of any such term or condition to the extent the same resulted from any misrepresentation or breach of warranty or covenant hereunder by such party, or the failure by such party to exercise reasonable commercial efforts and reasonable diligence to procure the satisfaction or fulfilment of such term or condition), to be performed or fulfilled at or prior to the Time of Closing (which conditions may be waived, in whole or in part, in writing by both of the parties):

      (a) No Action or Proceeding Regarding Completion of Transaction. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the consummation of the transactions contemplated hereby;

      (b) No Action or Proceeding Regarding Carrying-on of the Purchased Business. No legal or regulatory action or proceeding shall be pending or threatened by any person which would enjoin, restrict, prohibit or materially adversely affect the Purchaser from carrying on the Purchased Business on or after the Closing Date in materially the same manner as it was carried on up to the Closing Date;

      (c) Regulatory Consents. There shall have been obtained from all appropriate Governmental Authorities such licences, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the parties to permit the consummation of the transactions contemplated hereby and to permit the Purchaser to conduct the Purchased Business after the Effective Time;

      (d) Capital Increase. The share capital of the Company shall have been validly increased by way of set-off of inter-company debts as determined and agreed between the Vendor and the Purchaser, both acting reasonably, and effectively registered with the commercial register of the Canton of Neuchatel on or before Closing.

10.2 CONDITIONS OF CLOSING IN FAVOUR OF THE PURCHASER

            The sale and purchase of the Sale Shares is subject to the following conditions for the exclusive benefit of the Purchaser, to be performed or fulfilled at or prior to the Time of Closing (which conditions may be waived, in whole or in part, by the written consent of the Purchaser):

      (a) Representations and Warranties. The representations and warranties of any of the Covenantors contained in this Agreement shall be true and at the Time of Closing with the same force and effect as if such representations and warranties had been made at and as of such time, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Purchaser, and a certificate of a duly authorized officer of the Vendor, dated the Closing Date, to that effect shall have been delivered to the Purchaser, such certificate to be in the form agreed to by the Vendor's counsel and the Purchaser's counsel;

      (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by any of the Covenantors at or before the Time of Closing shall have been complied with or performed, and a certificate of a duly authorized officer of the Vendor, dated the Closing Date, to that effect shall have been delivered to the Purchaser, such certificate to be in the form agreed to by the Vendor's counsel and the Purchaser's counsel;

      (c) Consents. The Vendor shall have given or obtained the notices, and required consents and approvals described in Section 4.16, in each case in form and substance satisfactory to the Purchaser;

      (d) Designated Key Employees. None of the Designated Key Employees and no more than twenty percent (20%) of the rest of the Employees shall have terminated or provided notice to terminate their employment with the Company;

      (e)   Intentionally Left Blank;

      (f) Concurrent Canadian Acquisition. The Purchaser and the Vendor shall have completed and satisfied all of the conditions of closing contained in the Asset Purchase Agreement and the transactions contemplated thereby shall be completed concurrently with the transactions contemplated by this Agreement;

      (g)   Intentionally Left Blank.

      (h) No Damage. No damage by fire or other hazard to the whole or any material part of the Purchased Business or its assets shall have occurred prior to the Time of Closing;

      (i) Lock-Up Agreements. Alexandre Heubi shall have executed and delivered an agreement which shall contain, among other things, a lock-up provision in the form entitled "major employee equity-holder agreement" attached as Schedule 10.2(i) (the "Lock-Up Agreement");

      (j) No Material Adverse Change. The Purchaser shall be satisfied in its sole discretion that there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, business, operations or prospects of the Purchased Business since February 29, 2004, provided that this Section shall in no way diminish Vendor's responsibilities pursuant to Article 4;

      (k)   Intentionally Left Blank;

      (l) Legal Matters. All actions, proceedings, instruments and documents reasonably required to implement this Agreement, or instrumental thereto, and all legal matters relating to the purchase of the Sale Shares shall have been approved as to form and legality by the Purchaser's counsel;

      (m)   Intentionally Left Blank.

      (n) Over-Indebtedness. Any over-indebtedness (Uberschuldung) of the Company shall be fully settled;

      (o)   Intentionally Left Blank.

      (p) Inter-Company Receivables and Relationships. All inter-company receivables shall have been settled on or before Closing and all inter-company relationships, contracts and agreements shall be terminated on or before Closing and no further rights and obligations of whatever nature shall survive;

      (q) Pension Matters. The Vendor shall have delivered to the Purchaser a written confirmation of the Pension Fund that the Company has performed its obligations under the Pension Fund and has paid (or provisioned) all contributions required prior to the Time of Closing as stipulated by the regulations of the Pension Fund and is not required to cover any funding deficiencies or additional benefits under the Pension Fund by way of additional contributions; and

      (r) Social Security Matters. The Vendor shall have delivered to the Purchaser a written confirmation of the "Caisse Cantonale Neuchateloise de Compensation" that the Company has paid in full any and all Social Security Contributions as and when due.

If any of the conditions contained in this Section 10.2, shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Purchaser, the Purchaser, by notice to the Vendor, may terminate this Agreement and the obligations of the Vendor and the Purchaser under this Agreement, other than the obligations contained in Sections 13.5, 13.6, 13.7 and 13.8, shall be terminated, provided that the Purchaser may also bring an action pursuant to
Article 12 against a Covenantor for damages (other than consequential damages) suffered by the Purchaser where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Covenantor. Any such condition which is waived in whole or in part by the Purchaser shall be with prejudice to any claims it may have for breach of covenant, representation or warranty.

10.3 CONDITIONS OF CLOSING IN FAVOUR OF THE VENDOR

            The sale and purchase of the Sale Shares is subject to the following conditions for the exclusive benefit of the Vendor, to be performed or fulfilled at or prior to the Time of Closing (which conditions may be waived, in whole or in part, by the written consent of the Vendor):

      (a) Representations and Warranties. The representations and warranties of the Purchaser and Parentco contained in this Agreement shall be true and correct in all matters and respect at the Time of Closing with the same force and effect as if such representations and warranties were made at and as of such time, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Vendor, and a certificate of a duly authorized representative of the Purchaser and of Parentco, dated the Closing Date, to that effect shall have been delivered to the Vendor, such certificate to be in the form agreed to by the Vendor's counsel and the Purchaser's counsel;

      (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser and of Parentco at or before the

            Time of Closing shall have been complied with or performed, and a certificate of a duly authorized representative of the Purchaser and of Parentco, dated the Closing Date, to that effect shall have been delivered to the Vendor, such certificate to be in the form agreed to by the Vendor's counsel and the Purchaser's counsel;

      (c) Legal Matters. All actions, proceedings, instruments and documents reasonably required to implement this Agreement, or instrumental thereto, shall have been approved as to form and legality by the Vendor's counsel;

      (d)   Intentionally Left Blank;

      (e) Payments. The Purchaser shall have made the payment to the Vendor referred to in Section 3.1;

      (f) Key Employees. None of the Designated Key Employees and no more than twenty percent (20%) of the rest of the Employees shall have terminated or provided notice to terminate their employment with the Company;

      (g) Concurrent Canadian Acquisition. The Purchasers and the Vendor shall have completed and satisfied all of the conditions of closing contained in the Asset Purchase Agreement and the transactions contemplated thereby shall be completed concurrently with the transactions contemplated by this Agreement;

If any of the conditions contained in this Section 10.3 shall not be performed or fulfilled on or prior to the Time of Closing to the satisfaction of the Vendor, the Vendor, by notice to the Purchaser, may terminate this Agreement and the obligations of the Vendor and the Purchaser under this Agreement, other than the obligations contained in Sections 13.5, 13.6, 13.7 and 13.8 shall be terminated, provided that the Vendor may also bring an action pursuant to
Article 12 against the Purchaser for damages (other than consequential damages) suffered by the Vendor where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Purchaser. Any such condition which is waived in whole or in part by the Vendor shall be with prejudice to any claims it may have for breach of covenant, representation or warranty.

                                   ARTICLE 11
                     CLOSING DATE AND TRANSFER OF POSSESSION

11.1 PLACE OF CLOSING

            The closing shall take effect at the Time of Closing at the offices of Gowling Lafleur Henderson LLP, Kitchener, Ontario, or at such other place or time as the Purchaser and the Vendor may agree upon in writing.

11.2 TRANSFER

            Subject to compliance with the terms and conditions hereof, the transfer of possession of the Sale Shares shall be deemed to take effect as at the Effective Time.

11.3 FURTHER ASSURANCES

            From time to time subsequent to the Closing Date, each party covenants and agrees that at all times after the Closing Date, at the expense of the requesting party, it will promptly execute and deliver all such documents, including all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as the other party, acting reasonably, from time to time may request be executed or done in order to evidence better or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby.

11.4 RISK OF LOSS

            From the date hereof up to the Time of Closing, the Purchased Business and the Sale Shares shall be and remain at the risk of the Vendor. If, prior to the Time of Closing, all or any material part of the Purchased Business or its assets which are necessary to carry on the Purchased Business as currently conducted are destroyed or damaged by fire or any other casualty or shall be appropriated, expropriated or seized by Governmental Authority or other lawful authority, unless the Purchaser terminates its obligations under this Agreement as contemplated by Section 10.2, the Purchaser shall complete the purchase without reduction of the Purchase Price, in which event all proceeds of insurance or compensation for expropriation or seizure shall be paid to the Purchaser in respect of the Purchased Business at the Time of Closing and all right and claim of the Vendor to any such amounts not paid by the Closing Date shall be assigned at the Time of Closing to the Purchaser.

                                   ARTICLE 12
                                 INDEMNIFICATION

12.1 INDEMNIFICATION BY THE COVENANTORS

            Each of the Covenantors shall, jointly and severally, indemnify and save harmless the Purchaser, its directors, officers, shareholders, Affiliates and agents and any successor to or assignee of the Purchaser's interest in the Purchased Business or all or any substantial part of the assets of the Purchased Business and all directors, officers, employees and agents of each such successor, shareholder or affiliate from and against any and all Losses suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of or in connection with:

      (a) any breach by a Covenantor or any inaccuracy of any representation or warranty of a Covenantor contained in this Agreement (provided that a Covenantor shall not be required to indemnify or save harmless the Purchaser in respect of any such breach or inaccuracy of any representation or warranty unless the Purchaser shall have provided notice to the Vendor, with a copy to each of the other Covenantors, in accordance with Section 12.3 on or prior to the expiration of any applicable time period related to such representation and warranty set out in Section 7.1);

      (b) any breach or non-performance by a Covenantor of any covenant to be performed by it which is contained in this Agreement;

      (c) any Swiss or foreign taxes of any kind incurred by Purchaser or its Affiliates as a result of the reorganizational steps taken by the Vendor and its Affiliates as set out in Section 2.2 of the Arrangement other than the steps described in Sections 2.2(m) and
            (n) thereof;

      (d) the sale of products by the Purchased Business up to the Effective Time in respect of which product liability claims;

      (e) any claims by any employees of the Purchased Business, including claims with respect to the Vendor or Company Employee Plans relating to the period prior to the Effective Time, other than claims by Employees with respect to their employment with the Purchaser after the Effective Time;

      (f) any event occurring or any condition existing at or prior to the Effective Time relating to the Purchased Business, the Leased Property, the Premises or the Sale Shares which now or hereafter constitutes a violation of, or gives rise to any liability under, any Environmental Laws;

      (g) any Release of any Hazardous Substances in, on, under or from the Leased Property, the Premises or any asset of the Purchased Business and whether by the Vendor, the Company or any other person at or prior to the Effective Time and for greater certainty, whether or not known at the Closing Date;

      (h) any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of the Company or the Vendor with respect to the Purchased Business;

      (i) any material misstatement of the financial condition or the results of operations contained in the financial statement provided pursuant to Section 8.5(c);

      (j) any breach by the Company of any Contract with a Governmental Authority occurring prior to the Time of Closing;

      (k) any claim by a third party alleging that the Company Intellectual Property infringes an Intellectual Property right of such third party to the extent of the damages associated with such claim which arise from activities occurring prior to the Time of Closing; and

      (l) any claim by a third party arising from the increase in the share capital of the Company as described in Section 10.1(d).

Articles 201 and 210 of the Swiss Code of Obligations (regarding the buyer's notification duties and statute of limitation) shall not be applicable to any claim arising out of or in connection with this Agreement. An obligation to indemnify hereunder may be satisfied, and the Purchaser may seek recourse by a reduction of the Purchase Price or a payment by the Covenantors.

12.2 INDEMNIFICATION BY THE PURCHASER

            Each of the Purchaser and Parentco shall, jointly and severally, indemnify and save harmless each of the Vendor, its directors, officers, employees and agents, and its successors and all directors, officers, employees and agents of each such successor from and against any and all Losses suffered or incurred by such party as a result of or arising directly or indirectly out of or in connection with:

      (a) any breach by the Purchaser or Parentco of or any inaccuracy of any representation or warranty of the Purchaser or Parentco contained in this Agreement (provided that the Purchasers shall not be required to indemnify or save harmless the Vendor in respect of any breach or inaccuracy of any representation or warranty unless the Vendor shall have provided notice to the Purchaser or Parentco in accordance with
            Section 12.3 on or prior to the expiration of the applicable time period related to such representation and warranty set out in
            Section 7.1);

      (b) any breach or non-performance by the Purchaser or Parentco of any covenant to be performed by it which is contained in this Agreement;

      (c) the operations of the Purchased Business after the Effective Time, including the sale of products by the Purchased Business after the Effective Time in respect of which product liability claims, warranty claims and other claims with respect to the quality, suitability or compliance with specifications or orders of such products may be made by customers of the Purchased Business or other persons or any failure by the Purchaser to pay, satisfy, discharge, perform or fulfil on a timely basis any of the assumed liabilities;

      (d) warranty claims and other claims made by customers with respect to the quality, suitability or compliance with specifications or orders of products sold by the Purchased Business prior to the Effective Time;

      (e) any event occurring or any condition existing after the Effective Time relating to the Purchased Business, the Leased Property, or the Premises which constitutes a violation of, or gives rise to any liability under, any Environmental Laws;

      (f) any Release of any Hazardous Substances in, on, under or from the Leased Property, the Premises or its assets and whether by the Company or any other person after the Effective Time;

      (g) any breach or non-fulfilment of the terms or non-performance by the Company of any Contract, Third Party Software Licences, or the Lease following the Effective Time;

      (h) any claims after the Effective Time by Employees with respect to their employment with the Company after the Effective Time;

      (i) any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of the Purchaser; and

      (j) any claim by a third party alleging that the Company Intellectual Property infringes an Intellectual Property right of such third party to the extent of the damages associated with such claim which arise from activities occurring after the Time of Closing.

12.3 NOTICE OF CLAIM

            In the event that any party (the "Indemnified Party") shall assert a First Party Claim or become aware of any Third Party Claim in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a Claim asserted by a third person against the Indemnified Party (a "Third Party Claim") or whether the Claim is asserted by the other party (a "First Party Claim"), and shall also specify with reasonable particularity (to the extent that the information is available):

      (a)   the factual basis for the Claim; and

      (b)   the amount of the Claim, if known.

If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

12.4 FIRST PARTY CLAIMS

            With respect to any First Party Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 60 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 60-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to dispute resolution pursuant to the provisions of Section 13.1.

12.5 THIRD PARTY CLAIMS

            With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, prior to any payment to the third person asserting the Third Party Claim by the Indemnified Party or its Affiliates, to participate in or assume control of the negotiation, settlement or defence of the Claim. Subject to Section 12.6, if the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in, but not control, the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control. In such event, the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. Provided that the Indemnified Party has first provided to the Indemnifying Party at least 10 Business Days prior written notice thereof with reasonable details and during such 10 Business Days afforded the Indemnifying Party an opportunity to provide to the Indemnified Party input thereon (the Indemnifying Party shall not be obligated to give effect to any of such input), the Indemnified Party shall be entitled to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings where (a) such payment is necessary in the reasonable view of the Indemnified Party acting in good faith and in a manner consistent with reasonable commercial practices, in respect of (i) a Third Party Claim by a customer relating to products or services supplied by the Purchased Business where the Indemnified Party is the Purchaser and the Purchased Business where the Indemnified Party is the Vendor, or (ii) a Third Party Claim relating to any Contract which is reasonably necessary to the ongoing operations of the Purchased Business or any material part thereof by a reasonable and prudent operator in order to avoid material damage to the relationship between the Indemnified Party and any of its major customers or to preserve the rights of the Indemnified Party under such an essential Contract, or (b) the Indemnified Party is required to do so by applicable law or the order of any court, tribunal or regulatory body having jurisdiction. In such event, the Indemnifying Party, forthwith after demand by the Indemnified Party, shall reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party, forthwith after receipt of the difference from the Third Party, shall pay the amount of such difference to the Indemnifying Party.

12.6 SETTLEMENT OF THIRD PARTY CLAIMS

            If the Indemnifying Party fails to assume control of the defence of any Third Party Claim in accordance with Section 12.5, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, and subject to the provisions of
Section 12.5 as to the rights of an Indemnified Party to make payment to a Third Party before the completion of settlement negotiations, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the

Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained within a reasonable period of time for any reason.

12.7 CO-OPERATION

            The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available) and provide to each other all reasonable assistance including the provision of documents, information and personnel.

12.8 THRESHOLD AND MAXIMUM INDEMNIFICATION

            No Claim shall be made pursuant to Sections 12.1 or 12.2 until the aggregate Losses suffered or incurred by the Indemnified Party in respect of all matters which could be the subject of such a Claim (whether under this Agreement or the Asset Purchase Agreement or both) exceed $100,000, at which time the Indemnified Party may make Claims in respect of all Losses, including for greater certainty, the first $100,000 thereof. The maximum aggregate amount which the Indemnifying Party is required to pay pursuant to Section 12.1 or 12.2 and Section 14.1 or 14.2 of the Asset Purchase Agreement is $25,000,000.

12.9 EXCLUSIVITY

      (a) The provisions of this Article 12 shall apply to and are the sole and exclusive remedy of each party with respect to any Claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant hereto (other than a claim for specific performance or injunctive relief) with the intent that all such Claims shall be subject to the limitations and other provisions contained in this Article 12 and the provisions of Article 13.

      (b) Notwithstanding any other provision of this Agreement, the Purchaser and Parentco agree that the sole liability of the Covenantors with respect to the title and ownership of Intellectual Property shall be with respect to Section 4.11 and the sole liability of the Covenantors with respect to infringement by the Vendor's Intellectual Property of the Intellectual Property of other persons shall be pursuant to the provisions of Section 4.11(e), 4.11(g) and 12.1(k).

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1 DISPUTE RESOLUTION

            For any dispute or claim arising out of or relating to this Agreement, or breach hereof, the parties, prior to filing any claims in the Arbitral Tribunal shall in good faith first attempt to negotiate a written resolution of such dispute or claim within a period not to exceed 15 days from the date of receipt of a party's request for such negotiation. Such negotiations shall be conducted by managers of each party who have authorization to resolve any such dispute or claim. Notwithstanding the foregoing, either party at any time may apply to any court of competent jurisdiction for injunctive relief in the event of an alleged breach of this Agreement or otherwise to prevent irreparable harm.

13.2 NOTICES

      (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

            (i)   if to the Purchaser and Parentco:

                  AMIS Holdings Inc.
                  2300 Buckskin Road
                  Pocatello, Idaho
                  U.S.A. 83201

                  Attention:      Darlene Gerry, Vice-President and General
                                  Counsel
                  Facsimile No.:  208.234.6035

            (ii)  if to the Vendor:

                  611 Kumpf Drive
                  Unit 200
                  Waterloo, ON
                  N2V 1K8

                  Attention:      Robert Tong
                  Facsimile No.   519.884.0228

            (iii) if to any Covenantor other than the Vendor:

                  c/o DNN Holdings Ltd.
                  541 Mill Street
                  Number 4
                  Kitchener Ontario N2G2Y5
                  Attention: Michael Stork
                  Facsimile No.: 519-744-8410

      (b) Any such notice or other communication shall be effective when received.

      (c) Either party may change its address for service at any time by giving notice to the other party in accordance with this Section 13.2.

13.3 CONSTRUCTION

            The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement and that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party, including the rule or doctrine of contra proferentum, shall not be applicable in the interpretation of this Agreement.

13.4 INTENTIONALLY LEFT BLANK

13.5 PUBLIC ANNOUNCEMENT

            The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory requirement, neither of them shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

13.6 DISCLOSURE

            Prior to any public announcement of the transaction contemplated hereby pursuant to Section 13.5, neither party shall disclose this Agreement or any aspects of such transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any investment bank, dealer or financial institution contacted by it with respect to any financing required in connection with such transaction or otherwise and counsel to such investment bank, dealer or financial institution, or as may be required by any applicable law or any regulatory authority or stock exchange having jurisdiction.

13.7 EXPENSES

            Except as otherwise provided herein, each party shall be responsible for the expenses (including fees and expenses of legal advisors, accountants and other professional advisors) incurred by it and its Affiliates, respectively, in connection with the negotiation and settlement of his Agreement and the completion of the transactions contemplated hereby.

13.8 CONFIDENTIALITY

            The parties shall keep the terms and conditions of this Agreement confidential pursuant to the terms and subject to the conditions contained in the non-disclosure agreement dated January 20, 2004 made between the Vendor and Parentco, as amended.

13.9 SUCCESSORS AND ASSIGNS

            This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment by the Purchaser to its Affiliate will relieve it from any of its obligations hereunder.

13.10 COUNTERPARTS

            This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

            THE REST OF THIS PAGE IS LEFT INTENTIONALLY BLANK

            IN WITNESS WHEREOF this Agreement has been executed by the parties.

                                  AMI SEMICONDUCTOR NETHERLANDS B.V.

                                  By /s/ David Henry
                                     _______________________________
                                      Name:  David Henry
                                      Title:

                                  DSPFACTORY LTD.

                                  By /s/ Robert Tong
                                     _______________________________
                                      Name:  Robert Tong
                                      Title: President and CEO

                                     /s/ Bobbi Holte
                                     _______________________________
                                      Name:  Bobbi Holte
                                      Title: Vice-President, Finance and
                                             Administration

                                  DNN HOLDINGS LTD.

                                  By /s/ Michael Stork
                                     _______________________________
                                      Name:  Michael Stork
                                      Title:

                                  SOUTHBRIDGE INVESTMENT
                                  PARTNERSHIP NO. 1, BY ITS GENERAL
                                  PARTNER, SIPGP NO. 1 INC.

                                  By /s/ Reg Petersen
                                     ________________________________
                                      Name:  Reg Petersen
                                      Title:

                                  MVO INVESTMENTS LTD.

                                  By /s/ M. Val O'Donovan
                                     _______________________________
                                      Name:  M. Val O'Donovan
                                      Title: President